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                                                                    Exhibit 23.1



                     CONSENT OF PRICEWATERHOUSECOOPERS LLP
                     -------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-80259; 33-85394; 33-22302; 33-
94588; 333-14093; 333-14137; and 333-26783) and the Registration Statement of
Form S-3 (Registration No. 333-64563) of Bio-Vascular, Inc. of our report dated December 3, 1999 relating to the consolidated financial statements of Bio-Vascular, Inc., which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 3, 1999 relating to the financial statement schedule of Bio-Vascular, Inc., which appears in this Form 10-K. We also consent to the references to our firm under the captions "Experts," "Incorporation of Documents by Reference" and "Incorporation of Certain Documents by Reference" in certain Registration Statements on Form S-8 of Bio-Vascular, Inc. (Registration Nos. 33-94588; 333-14093; 333-14137; and 333-26783) and under the caption "Experts" in the Registration Statement on Form S-3 of Bio-Vascular, Inc. (Registration No. 333-64563).



PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
January 28, 2000